UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, we adopted the Vitesse Semiconductor Corporation 2013 Incentive Plan (the “2013 Incentive Plan”), pursuant to the approval of the plan by our stockholders at the 2013 annual meeting of stockholders held on March 7, 2013. The 2013 Incentive Plan was adopted by our Board of Directors on January 14, 2013. Under the plan, we are authorized to grant equity-based awards in the form of stock options, restricted common stock, restricted stock units, stock appreciation rights, and other stock based awards to employees (including executive officers), directors and consultants of Vitesse and its subsidiaries.

The 2013 Incentive Plan authorizes the issuance of 6,700,000 shares of our common stock. In addition to the new shares authorized for issuance under the 2013 Incentive Plan, shares subject to awards outstanding under the 2010 Vitesse Semiconductor Corporation Incentive Plan and the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan (of which there were 2,833,602 shares as of January 11, 2013) may become available for issuance under the 2013 Incentive Plan to the extent that these shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards).

The plan may be administered by our Board of Directors or by committees of the Board. The plan is currently administered by the Board's Compensation Committee.

A copy of the 2013 Incentive Plan is attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 7, 2013, Vitesse Semiconductor Corporation held its 2013 annual meeting of stockholders in Westlake Village, California. At the annual meeting, there were 36,869,855 shares entitled to vote, and 33,831,541 shares (91.76%) were represented at the meeting in person or by proxy.

Immediately following the annual meeting, our board of directors was comprised of Matthew B. Frey, Christopher R. Gardner, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, Edward Rogas, Jr. and Kenneth H. Traub, all of whom were elected by a plurality of the votes.

Also at the annual meeting, our stockholders voted for approval of the Vitesse Semiconductor Corporation 2013 Incentive Plan, voted for approval of the compensation of our executive officers, and voted to ratify the selection of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending September 30, 2013. The following summarizes vote results for those matters submitted to our stockholders for action at the Annual Meeting:

1.
Proposal to elect of Matthew B. Frey, Christopher R. Gardner, Steven P. Hanson, James H. Hugar, Scot B. Jarvis, Edward Rogas, Jr. and Kenneth H. Traub as directors to hold office until the 2014 annual meeting or until their successors are elected and qualified.

Name	For	Withheld	Broker Non-Votes
Matthew B. Frey	19,895,477	269,274	13,666,790
Christopher R. Gardner	19,680,049	484,702	13,666,790
Steven P. Hanson	19,868,454	296,297	13,666,790
James H. Hugar	19,891,419	273,332	13,666,790
Scot B. Jarvis	19,887,995	276,756	13,666,790
Edward Rogas, Jr.	19,579,565	585,186	13,666,790
Kenneth H. Traub	19,573,598	591,153	13,666,790

2.	Proposal to approve the Vitesse Semiconductor Corporation 2013 Incentive Plan.

For	Against	Abstain	Broker Non-Votes
15,740,642	3,128,177	1,295,932	13,666,790

3.	Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
17,755,241	1,107,363	1,302,147	13,666,790

4.	Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013.

For	Against	Abstain
33,409,420	361,367	60,754
Item 9.01Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith:
Exhibit
Number    Description

10.1†	Vitesse Semiconductor Corporation 2013 Incentive Plan
___________

†	A management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VITESSE SEMICONDUCTOR CORPORATION

Date:	March 8, 2013	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer